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EXHIBIT 21 - SUBSIDIARIES
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                     CONE MILLS CORPORATION AND SUBSIDIARIES


                                                                                                     Percentage
                                                                           State or                   of Voting
                                                                        Jurisdiction of              Securities
               Name                              Address                 Incorporation                 Owned
-----------------------------------          -----------------          ----------------            --------------

Cone Mills (Mexico), S.A.                    Mexico City                Mexico, D.F.                    100   %
  de C.V.

Comercializadora Cone Mills,                 Mexico City                Mexico, D.F.                    100
  S.A. de C.V.

Cone Mills (Europe) S.A.                     Zaventem, Belgium          Brussels, Belgium               100

Cone Singapore, PTE., Ltd.                   Singapore                  Republic of Singapore           100

Cone Foreign Sales                           Greensboro, NC             Barbados                        100
  Corporation

Cone Mills International                     Greensboro, NC             North Carolina                  100
  Corporation

Cone Global Finance Corp.                    San Francisco, CA          California                      100

CIPCO S.C., Inc.                             Carlisle, SC               Delaware                        100

Cornwallis Development Co.                   Greensboro, NC             North Carolina                  100

Boelas Pipeline                              Greensboro, NC             Louisiana                       100
  Corporation

Cliffside Railroad                           Cliffside, NC              North Carolina                   98
  Company

House 'N Home Fabrics                        New York, NY               New York                        100
  and Draperies, Inc.

Cone Receivables, LLC                        Greensboro, NC             Delaware                        100

Cone Foreign Trading, LLC                    Greensboro, NC             North Carolina                  100
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